FOR IMMEDIATE RELEASE
---------------------

CONTACT AT INTERNEURON (617)402-3410:        CONTACT AT ELI LILLY (317)276-5795:
      WILLIAM B. BONI                              JAMES P. KAPPEL
      VP, CORP. COMMUNICATIONS                     CORPORATE SPOKESMAN




                LILLY LICENSES PROZAC USE PATENT FOR THE POSSIBLE

                        TREATMENT OF PMS FROM INTERNEURON

LEXINGTON, MA, June 19, 1997 - Eli Lilly and Company (NYSE: LLY) and Interneuron Pharmaceuticals, Inc. (NASDAQ: IPIC) announced today that they have entered into an agreement regarding a use patent for Lilly's antidepressant ProzacR (fluoxetine hydrochloride). Lilly will license from Interneuron the U.S. patent and worldwide patent application rights covering the use of fluoxetine to treat disturbances of appetite and mood associated with premenstrual syndrome (PMS). Prozac currently is not approved to treat this indication.

Under the terms of the agreement, Interneuron will receive upfront fees, milestone payments and royalties based on potential sales of Prozac in the United States to treat premenstrual syndrome. In exchange, Lilly wi11 receive exclusive patent rights from Interneuron.

"Consistent with our commitment to women's health, the licensing of this patent will allow us to pursue clinical studies which evaluate the effectiveness and safety of Prozac in treating symptoms of premenstrual syndrome, a condition that afflicts millions of women during childbearing years," said Gary D. Tollefson, M.D., Ph.D., a vice president of Lilly Research Laboratories. "This is an important strategic step in our efforts to explore the potential clinical value for Prozac in medical disorders where need exists for improved therapeutic alternatives."

A decade after its first launch, Prozac remains the world's most widely prescribed brand-name antidepressant. Prozac is available in more than 100 countries for the treatment of depression. It has also been cleared for marketing in 44 countries for the treatment of obsessive-compulsive disorder and in 40 countries for the treatment of the eating disorder bulimia nervosa.

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"The patent rights to the use of fluoxetine  in treating  premenstrual  syndrome are contained in Interneuron's broad patent portfolio licensed exclusively from the Massachusetts Institute of Technology (MIT)," said Glenn L. Cooper, president and chief executive officer of Interneuron. "They are based upon
discoveries   about  the  fundamental   relationship   between  brain  serotonin
deficiency and unwanted weight gain and mood symptoms."

Prozac was the first medicine available in the U.S. for a class of drugs called selective serotonin reuptake inhibitors, which increase the available levels of the brain chemical serotonin. The use of Prozac to treat PMS was discovered by Judith Wurtman, Ph.D., and Richard J. Wurtman, M.D., scientific founder of Interneuron, both of MIT. This discovery was based on their earlier finding that many individuals who gain unwanted weight and suffer from mood symptoms do so because of an apparent deficiency in brain serotonin and that such people can be helped by drugs which increase brain serotonin activity, such as serotonin-reuptake blockers.

Interneuron Pharmaceuticals is a diversified biopharmaceutical company engaged in the development and commercialization of a portfolio of products and product candidates primarily for neurological and behavioral disorders. Interneuron is also developing products and technologies, generally outside the central nervous system field, through four subsidiaries: Intercardia, Inc. focused on cardiovascular disease; Progenitor, Inc. focused on developmental genomics; Transcell Technologies, Inc. focused on carbohydrate-based drug discovery; and InterNutria, Inc. focused on dietary supplement products.

Lilly is a global research-based pharmaceutical corporation headquartered in Indianapolis, Indiana that is dedicated to creating and delivering innovative pharmaceutical-based health care solutions which enable people to live longer, healthier and more active lives.

Except for the descriptions of historical facts contained herein, this news release contains forward-looking statements that involve risks and uncertainties as detailed from time to time in Interneuron's SEC filings under the Securities Act of 1933 and the Securities Exchange Act of 1934, including, in particular, marketing, safety and regulatory, patent, product liability, supply and other risks, uncertainties relating to clinical trials, the early stage of products under development, risks relating to the product launches and managing growth, government regulation, dependence of third parties and competition.


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